                                                                 EXHIBIT 9(a)(3)


                          BROWN BROTHERS HARRIMAN & CO.



                                   EXHIBIT H

                         Brown Brothers Harriman & Co.
                          Global Custody Fee Proposal
                                  on behalf of
                        Scudder Kemper Investments Inc.

                                 January, 1998

Market                         Asset Charge (basis points)             Trade Instruction Charge (USD)
------                         ---------------------------             -----------------------------
Argentina                               25 b.p.                                    $75
Australia                                5 b.p.                                    $60
Austria                                  6 b.p.                                    $80
Bahrain                                 40 b.p.                                   $150
Bangladesh                              45 b.p.                                   $150
Belgium                                  6 b.p.                                    $60
Botswana                                60 b.p.                                   $175
Brazil (including                       25 b.p.                                    $50
Administration, excluding
The Brazil Fund, Inc.)
Canada                                   3 b.p.                                    $25
Chile                                   35 b.p.                                    $75
China                                   35 b.p.                                    $60
Colombia                                60 b.p.                                   $100
Czech Republic                          35 b.p.                                    $75
Denmark                                  5 b.p.                                    $80
Euroclear                                3 b.p.                                    $35
Ecuador                                 50 b.p.                                   $125
Egypt                                   40 b.p.                                   $175
Finland                                  8 b.p.                                    $60
France                                   5 b.p.                                    $60
Germany                                3.5 b.p.                                    $35
Ghana                                   60 b.p.                                   $175
Greece                                  5O b.p.                                   $150
Hong Kong                                6 b.p.                                    $60
Hungary                                 45 b.p.                                   $175
India                                   40 b.p.                                   $125
Indonesia                               15 b.p.                                    $75
Ireland                                  6 b.p.                                    $60

                          BROWN BROTHERS HARRIMAN & CO.

Market                         Asset Charge (basis points)              Trade Instruction Charge (USD)
------                         ---------------------------              -----------------------------
Israel                                  30 b.p.                                  $150
Italy                                    6 b.p.                                   $50
Japan                                    3 b.p.                                   $25
Jordan                                  5O b.p.                                  $175
Kenya                                   60 b.p.                                  $175
Korea                                   16 b.p.                                   $50
The Korea Fund, Inc.                  14.5 b.p.                                   $50
Lebanon                                 40 b.p.                                  $150
Malaysia                                 8 b.p.                                   $50
Mauritius                               40 b.p.                                  $150
Mexico                                  12 b.p.                                   $50
Morocco                                 40 b.p.                                  $150
Namibia                                 40 b.p.                                  $150
Netherlands                              6 b.p.                                   $35
New Zealand                              6 b.p.                                   $45
Norway                                   6 b.p.                                   $60
Oman                                    40 b.p.                                  $150
Pakistan                                40 b.p.                                  $125
Peru                                    5O b.p.                                  $150
Philippines                             18 b.p.                                  $100
Poland                                  50 b.p.                                  $100
Portugal                                20 b.p.                                  $100
Russia                                  65 b.p.                                  $250
Singapore                                6 b.p.                                   $75
Slovakia                                35 b.p.                                   $75
South Africa                            10 b.p.                                   $50
Spain                                    8 b.p.                                   $60
Sri Lanka                               20 b.p.                                   $75
Swaziland                               60 b.p.                                  $175
Sweden                                   6 b.p.                                   $60
Switzerland                              5 b.p.                                   $75
Taiwan                                  25 b.p.                                   $75
Thailand                                12 b.p.                                   $50
Turkey                                  35 b.p.                                   $75
United Kingdom                           3 b.p.                                   $35

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                          BROWN BROTHERS HARRIMAN & CO.


Market                         Asset Charge (basis points)              Trade Instruction Charge (USD)
------                         ---------------------------              -----------------------------
Uruguay                              50 b.p.                                  $150
Venezuela                            35 b.p.                                  $125
Zambia                               60 b.p.                                  $175
Zimbabwe                             60 b.p.                                  $175
United States                  .8 b.p. on first $100 million                 $8.00
                               .5 b.p. on all next $400 million
                               .3 b.p. on all above $500 million

Other Transaction Fees

DTC, FBE, PTC                                 $ 8.00
Affirmation Charge                            $ 1.00
U.S. Physical Securities                      $25.00
Short-Term  Instruments
 (time deposits, BA, CP, CD, repos)           $25.00
Maturities                                    $15.00
Third Party FX                                $35.00
Derivatives (futures, options, hedges,
   swaps)                                     $35.00
Incoming/Outgoing wires                       $10.00
Security Instruction Corrections
  /Cancellations/Repair                       $15.00
Check  Processing                             $10.00
Euroclear Deposit/Withdrawal                  $75.00

Annual Account Minimum:          $10,000


Subcustodian Out-of-Pocket Expenses

      Subcustodian out-of-pocket expenses are statutory taxes or other charges mandated in the local market which are passed on without markup to the Funds. The level of out-of-pocket expenses depends on the geographic composition of the Fund and trading activity. Subcustodian out-of-pocket expenses reimbursable to BBH&Co. will be added to each monthly invoice. Subcustodian out-of-pocket expenses may be revised from time to time.


Brown Brothers Harriman & Co. Out-of-Pocket Expenses

      BBH&Co. out-of-pocket expenses including but not limited to extraordinary telecommunications expenses, audit reporting, legal fees including sophisticated investor letter processing, postage including overnight and courier, shipping insurance, duplication charges, forms and supplies, proxy charges, consolidation and reorganization charges, fractional share liquidation charges, and customized reporting and programming would be additional. The cost of obtaining market quotations and local administration charges if arranged through BBH&Co. would be for the account of the Fund.
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                          BROWN BROTHERS HARRIMAN & CO.


OPPORTUNITIES FOR ADDITIONAL SAVINGS

      Relationship Discount:

      - A 10 percent reduction will be applied against the asset based custody fee on assets between $10 billion and $15 billion.

      - A 15 percent reduction will be applied against the asset based custody fee on assets in excess of $15 billion.



NOTES

Fees for additional markets will be negotiated prior to investment and based upon local market conditions at time of investment.

This schedule assumes that trade instructions will be sent in properly formatted SWIFT or ISITC protocol, or another mutually agreed upon automated means. A $25 manual trade instruction charge will be incurred six months from the effective date of this schedule. BBH&Co. has a readily available economic solution to trade communication and messaging. We agree to lead project management of an automation effort for Scudder.